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April 16, 1997



DeltaPoint, Inc.
22 Lower Ragsdale Drive
Monterey, CA  93940

Ladies and Gentlemen:

     This Letter of Intent summarizes the principal terms and conditions of the proposed acquisition by DeltaPoint, Inc. ("Purchaser") of all the issued and outstanding capital stock of Inlet Divestiture Corp. ("IDC"). All of such capital stock is owned by Inlet, Inc. ("Seller"). The sole significant asset of IDC is its ownership of a software program called CurrentIssue 3.0 ("Product").

1. STOCK TO BE PURCHASED. The stock to be purchased is all of the issued and outstanding capital stock, being common stock, of IDC ("IDC Stock"). Seller is the owner of one hundred percent (100%) of the issued and outstanding capital stock of IDC.

2. PURCHASE PRICE. The purchase price to be paid to Seller for the IDC Stock ("Purchase Price") by Purchaser and the manner of payment of the Purchase Price is as follows:

    a. The cash sum of $25,000.00 upon the execution of this Letter of Intent for non-recurring engineering expenses;

    b. The cash sum of $25,000.00 on or before thirty (30) days from the date of this Letter of Intent for non-recurring engineering expenses;

    c. The cash sum of $25,000.00 on or before sixty (60) days from the date of this Letter of Intent for non-recurring engineering expenses;

    d. The cash sum of $50,000.00 on the earlier of: (i) the execution by Purchaser and IDC of the OEM Agreement described in paragraph 6 herein, or (ii) the fifteenth (15th) day following the closing on an equity investment in Purchaser ("Closing");

    e. The cash sum of $175,000.00 on or before the fifteenth (15th) day after the Closing;

    f. The cash sum of $175,000.00 on or before the forty-fifth (45th) day after the

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         Closing;

    g. The cash sum of $175,000.00 on or before the seventy-fifth (75th) day after the Closing;

    h. The cash sum of $175,000.00 on or before the one hundred and fifth (105th) day after the Closing;

    i. 260,000 shares of Purchaser's common stock on the date of closing on the transfer of the IDC Stock to Purchaser; and

    j. Beginning with the date of transfer of the IDC Stock to Purchaser, royalties in an amount equal to five percent (5%) of the net revenues from all sales, leases, licenses, sublicenses or other transactions pursuant to which units of the Product are distributed.

3. OTHER NEGOTIATIONS. From the date of Purchaser's execution of this Letter of Intent until the earliest of (a) the closing on the purchase and sale of the IDC Stock, (b) ninety (90) days from the date hereof, (c) the abandonment of this Letter of Intent by agreement of the parties, (d) the termination of this Letter of Intent by Seller as provided for herein or
    (e) the failure of the conditions set forth in paragraphs 8g, 8h, 9d or 9e below, neither Seller, IDC, nor any agent, employee, representative, officer, director or stockholder thereof, shall solicit any offer from any other person or entity for acquisition or disposition of the capital stock of IDC or the rights to the Product, nor shall Seller or IDC, its agents, representatives, officers, directors or stockholders enter into any negotiations or provide information with respect to any such acquisition without the written consent of Purchaser.

4. CONFIDENTIALITY. Any press releases or other publicity relating to this Letter of Intent and the transactions proposed herein shall be subject to prior review and coordination between Purchaser and Seller and subject to their respective disclosure obligations, if any, under applicable securities laws and regulations and further subject to such disclosure as may be necessary to satisfy the conditions of this letter of intent and the transaction proposed herein.

    Seller for itself, its agents, representatives, partners, principles, stockholders, directors, officers and partners, both limited and general, acknowledges that as part of the discussions, negotiations and inspections to be conducted by Seller and Purchaser, Seller may become privy to certain confidential information of Purchaser and that any communication of such confidential information to third parties (whether such communication is authorized by the other or not) could injure Purchaser. Seller, for itself, its agents, representatives, principals, stockholders, directors, officers and partners, both limited and general, therefore, agrees to take all necessary and reasonable steps to insure that any information obtained by Seller, its agents, representatives, principles,

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    stockholders, directors, officers or partners, both limited and general, about Purchaser or about Purchaser's agents, attorneys, representatives or business, including information about loans or finances of Purchaser and any other information designated as confidential by Purchaser shall remain confidential and shall not be disclosed or revealed to outside sources.

    Purchaser for itself, its agents and representatives acknowledges that as part of the discussions, negotiations and inspections to be conducted by Purchaser and Seller, Purchaser may become privy to certain confidential information of Seller and IDC and that any communication of such confidential information to third parties (whether such communication is authorized by the other or not) could injure Seller and IDC. Purchaser, for itself, its agents and representatives, therefore, agrees to take all necessary and reasonable steps to insure that any information obtained by Purchaser, its agents and representatives, about Seller or IDC or about any of Seller's or IDC's employees, officers, agents, attorneys, representatives or business, including information about processes, programs, techniques, designs, concepts, inventions, trade secrets, customer lists, identity of customers, profile of customers, identity of past, present, or prospective security holders, borrowers, prospects or associates of Seller or IDC and any and all knowledge as to any loans, earnings or finances of Seller or IDC, and any other information designated as confidential by Seller or IDC, shall remain confidential and shall not be disclosed or revealed to outside sources.

5. TERMINATION. Seller shall have the right to terminate any and all obligations hereunder of Seller and IDC, in the event that Purchaser has not made substantial progress to complete and close the follow-on offering within sixty (60) days from the date hereof. Notwithstanding termination of this Letter of Intent whether by Seller, by mutual agreement of Seller and Purchaser, by failure of any condition or otherwise, Purchaser shall remain obligated to make payment of and Seller shall be entitled to retain the $25,000.00 cash payments of paragraphs 2a, 2b and 2c above; provided, however, should Seller terminate this Letter of Intent under this Section 5 and should there not then be an OEM Agreement between Seller and Purchaser executed by both Seller and Purchaser, Seller shall return to Purchaser any cash payments made by Purchaser to Seller under paragraphs 2a, 2b and 2c above.

6. OEM AGREEMENT. Commencing with the date hereof, IDC and Purchaser agree to negotiate a distribution agreement to provide Purchaser with the exclusive right to distribute the Product, new versions, translations and derivatives of the Product ("OEM Agreement"). Should IDC and Purchaser fail to execute and


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    deliver the OEM Agreement within twenty-one (21) days from the date hereof, neither Purchaser nor IDC shall have any further obligation to proceed with such negotiations or enter into such an OEM Agreement. Any such OEM Agreement shall expire upon closing on the transfer of the IDC Stock. If the closing on the transfer of the IDC Stock does not occur, the OEM Agreement shall continue in force and effect and any payments made by Purchaser under paragraph 2d above shall be credited against the royalty payments due to IDC under the OEM Agreement.

7.  SPECIAL PROVISIONS.

    a. Any royalties payable in connection with the purchase and sale of the IDC Stock shall include the following terms:

         (1) Purchaser shall not be required to pay royalties in excess of $4,000,000.00 in the aggregate. Upon mutual agreement of Purchaser and Seller, Purchaser may terminate its royalty payment obligation under paragraph 2j: (i) during the first twelve (12) months after the closing on the transfer of the IDC Stock by payment of the difference between $2,000,000.00 and the then aggregate of all royalties paid pursuant to paragraph 2j and
              (ii) during the second twelve (12) months after the closing on the transfer of the IDC Stock by payment of the difference between $3,000,000.00 and the then aggregate of all royalties paid under paragraph 2j above; and
         (2) Purchaser shall pay fifty percent (50%) of the amount of any royalties due pursuant to paragraph 2j and any termination payments made pursuant to paragraph 7a.(1) in Purchaser's common stock to be valued at the average closing price of such common stock over the ten (10) trading days preceding payment.

    b. The shares of Purchaser's common stock to be delivered pursuant to paragraph 2i above, shall be registered pursuant to an effective registration statement under the Securities Act of 1993, as amended ("Securities Act") so that they are freely tradable. Seller and Purchaser acknowledge that Seller may be required to refrain from selling the common stock of Purchaser for a reasonable period of time following the closing on the sale of the IDC stock and that Seller will be entitled to make sale of Purchaser's stock prior to the expiration of said period in the event that sales of Purchaser's common stock are made by certain identified investors or management individuals in certain stated volumes.

8. CONDITIONS TO SELLER'S OBLIGATIONS. Seller's and IDC's obligations to sell the IDC

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    Stock are subject to:

    a. Negotiation, execution and delivery of a definitive agreement for the purchase and sale of the IDC stock;

    b. Approval by Seller's and IDC's board of directors of the transactions set forth in this Letter of Intent within fifteen (15) days of the date hereof and approval by Seller's and IDC's board of directors of the definitive agreement for the purchase and sale of the IDC Stock;

    c. Approval by each and all of Seller's shareholders of the transactions set forth in this Letter of Intent within fifteen days of the date hereof;

    d. Completion of due diligence investigations by Seller to determine that no development has occurred or information has been discovered that has, or is reasonably likely to have, or indicates, a material adverse effect on the business, assets or finances of Purchaser concerning the transactions set forth in this Letter of Intent within fifteen days of the date hereof;

    e. Closing on an additional equity investment in Purchaser on or before ninety (90) days from the date hereof;

    Delivery by Purchaser to Seller of a perpetual site license for the Product and any derivatives thereof;

    Negotiation, execution and delivery, within twenty-one (21) days from the date hereof, of an agreement between Seller and Purchaser for provision of development services by Seller for the Product to include a term of up to three (3) years and management of the Seller's development services by Todd Millard which agreement shall be valid and effective at such time and if all the conditions to performance of Seller, IDC and Purchaser hereunder have been satisfied and this Letter of Intent has not been terminated;

    Negotiation, execution and delivery, within twenty-one (21) days from the date hereof, of reasonable non-compete agreements, between Purchaser, Seller, IDC, Todd Millard and Terry Millard regarding the Product which agreements shall be valid and effective at such time and if all the conditions to performance of Seller, IDC and Purchaser hereunder have been satisfied and this Letter of Intent has not been terminated; and

    i. Timely receipt by Seller of any cash payments due to Seller hereunder before the closing on the sale and transfer of the IDC Stock.

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9.  CONDITIONS TO PURCHASER'S OBLIGATIONS.  Purchaser's obligations to purchase the IDC Stock are subject to:

    a. Negotiation, execution and delivery of a definitive agreement for the purchase and sale of the IDC Stock;

    b. Completion of due diligence investigations by Purchaser regarding the Product within fifteen (15) days of the date hereof;

    Approval of the purchase by Purchaser's board of directors within fifteen
         (15) days of the date hereof;

    Negotiation, execution and delivery, within twenty-one (21) days of the date hereof, of an agreement between Seller and Purchaser for provision of development services by Seller for the Product to include a term of up to three years and management of the Seller's development services by Todd Millard which agreement shall be valid and effective at such time and if all the conditions to performance of Seller, IDC and Purchaser hereunder have been satisfied and this Letter of Intent has not been terminated;

    Negotiation, execution and delivery, within twenty-one (21) days of the date hereof, of reasonable non-compete agreements, between Purchaser, Seller, IDC, Todd Millard and Terry Millard regarding the Product which agreements shall be valid and effective at such time and if all the conditions to performance of Seller, IDC and Purchaser hereunder have been satisfied and this Letter of Intent has not been terminated; and

    f. Closing on an additional equity investment in Purchaser on or before ninety (90) days from the date hereof.

10. INDEMNIFICATION. Seller and IDC understand that Purchaser intends to make reference to or use of this Letter of Intent in connection with Seller's efforts to secure additional equity investment through the Purchaser's proposed public offering which reference or use is hereby authorized by Seller and IDC for that express purpose only. Purchaser agrees to indemnify and hold harmless each of Seller and IDC, their shareholders, officers, directors and employees from and against any and all claims, liabilities, losses, damages and costs, including reasonable attorneys' fees, arising out of or resulting from Purchaser's use of or reference to this Letter of Intent or any of its contents in connection with the proposed public offering or otherwise including any reliance thereon by third parties.

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11. CLOSING.  The parties shall close on the purchase and sale of the IDC stock on or before one hundred twenty (120) days from the date hereof or this Letter of Intent shall then terminate.

12. EXPENSES. Each of the parties hereto shall pay its own expenses incident to negotiating, entering into and carrying out the purchase and sale and related matters.

13. MISCELLANEOUS. This Letter of Intent shall be deemed to be made in and shall be construed pursuant to the laws of the State of Iowa without regard to conflicts of laws provisions. This Letter of Intent sets forth the entire and integrated agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, whether written or oral.


    Please confirm by signing and returning a copy of this Letter no later than April 16, 1997, that the foregoing reflects our mutual understanding and sets forth the basis for proceeding to negotiate the agreements outlined.

                                  DELTAPOINT, INC.



                             BY:  /s/ Jeffrey F. Ait
                                  ------------------------------------
                                  NAME  Jeffrey F. Ait

                                  CEO
                                  ------------------------------------
                                  TITLE

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    The foregoing reflects our mutual understanding and sets forth the basis for proceeding to negotiate the agreements outlined above.


DATED:   April 16, 1997
      -----------

                                       INLET, INC.


                                 BY:   /s/ Terry Millard
                                       ------------------------------------
                                       NAME  Terry Millard

                                       President
                                       ------------------------------------
                                       TITLE



                                       INLET DIVESTITURE CORP.


                                 BY:   /s/ Terry Millard
                                       ------------------------------------
                                       NAME  Terry Millard

                                       President
                                       ------------------------------------
                                       TITLE


    Terry Millard and Todd Millard sign for the purpose of indicating their intention and willingness to negotiate the non-compete agreements contemplated by paragraph 9e above in connection with the purchase and sale of the IDC Stock.


                                  /s/ Terry Millard
                                  ------------------------------------
                                  TERRY MILLARD

                                  /s/ Todd Millard
                                  ------------------------------------
                                  TODD MILLARD